KLT
                            Kyle L. Tingle CPA, LLC
                          PERSONAL FINANCIAL PLANNING
                        BUSINESS SERVICES & TAX PLANNING


February 18, 2005

United States Securities and Exchange Commission
Washington, D.C. 20549


Sirs:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated February 16, 2005 accompanying the audited financial statements of ComLink Communications Company as of December 31, 2004, in the Registration Statement on Form SB-2, Amendment No. 4., with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.

Very truly yours,


/s/ Kyle L. Tingle
------------------


Kyle L. Tingle
Kyle L. Tingle, CPA, LLC









        P.O. BOX 50329 * HENDERSON, NEVADA 89016 * PHONE (702) 450-2200
             FAX (702) 436-4218 * E-MAIL: ktingle@kyletinglecpa.com